SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549
                         _______________________

                                FORM S-8

         REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          WOLF INDUSTRIES INC.
                         _______________________
         (Exact name of Registrant as specified in its charter)

NEVADA                                  98-017169
_________                               _________
(State of Incorporation)                (I.R.S. Employer ID No.)

           4020 7 Street, SE, Calgary, Alberta, Canada T2G 2Y8
           ___________________________________________________
                     (Address of Principal Offices)

 The Wolf Exploration Inc. 1996 Directors and Officers Stock Option Plan
 _______________________________________________________________________
                        (Full Title of the Plan)

                   Pacific Corporate Services Company
                            7631 Bermuda Road
                           Las Vegas, NV 89123

                 (Name and address of Agent for Service)

                             (702) 361-3033
      (Telephone number, including area code of Agent for Service)

                     CALCULATION OF REGISTRATION FEE

                    Amount of
Title of            Securities     Price          Maximum     Registration
Securities          Registered     Per Share      Offering    Fee

Common Stock (1)    1,000,000      $0.50(2)       $500,000    $151.51

(1)  Issuable pursuant to options granted pursuant to the plans.
(2)  Estimated Price in accordance with Rule 457(h).

                                 PART I
          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.

The documents containing the information related to the Wolf Exploration Inc. 1996 Directors and Officers Stock Option Plan which is being filed as an exhibit to this Registration Statement (the "Registration Statement") and documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, which taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933 (the "Securities Act") will be sent or given to the participant by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.   Registrant Information and Employee Plan Annual Information.

As required by this Item, the Registrant shall provide to the participant a written statement advising them of the availability without charge, upon written or oral request, of documents incorporated by reference in Item 3 of Part II hereof and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act. The statement shall include the address listing the title or department and telephone number to which the request is to be directed.

                                 PART II
           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The Registrant incorporates the following documents filed with the Securities and Exchange Commission by reference in this Registration
Statement:

(a) The Registrant's Registration Statement on Form 10-SB dated June 19, 1997, and Amendments One through Five thereto. SEC File No. 0-22723.

(b) The Registrant's Quarterly Report on Form 10-QSB for the three month period ended September 30, 1997.

(c) All other documents filed by Registrant after the date of this Registration Statement under Section 13(a), 13(c), 14 and 15 (d) of the Securities Exchange Act of 1934, (the Exchange Act) are incorporated by reference herein and into the Section 10 Prospectus to be a part thereof from the date of filing of such documents.

Item 4.   Not Applicable.

Item 5.   Interest of Named Experts and Counsel:  Not applicable.

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

Item 6.   Indemnification of Officers and Directors.

Article 11 of the Company's By-laws provides that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person for whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the General Corporation Law of the State of Nevada against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.

Item 7.   Exemption from Registration Claimed:  Not applicable.

Item 8.   Exhibits.

     5.1 Opinion of Cairns, Dworkin & Chambers, P.C. regarding legality of shares being issued.

     23.1 Consent of Cairns, Dworkin & Chambers, P.C., (see Opinion).

     23.2 Consent of Dick Cook Schulli, Chartered Accountants.

     99.1 The Wolf Exploration Inc. 1996 Directors and Officers Stock
          Option Plan.

Item 9.   Undertakings.

(a)  The undersigned Registrant hereby undertakes.

     (1) To File, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

     (iii) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registration pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.







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

                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Alberta, Canada on this 20th day of November, 1997.

WOLF INDUSTRIES INC.


By: /s/ Blair Coady
   ----------------
   Blair Coady, President and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Date November 20, 1997
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By /s/ Blair Coady
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                               (Signature)


Blair Coady, Title: Director, President and Secretary
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                          (Type Name and Title)
              (On behalf of the Registrant and as [Title].)


Date November 20, 1997
    -------------------------------------------------------------------
By /s/ John Grove
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                               (Signature)

John Grove, Title: Director
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                          (Type Name and Title)
              (On behalf of the Registrant and as [Title].)

Date November 20, 1997
    -------------------------------------------------------------------
By /s/ James Donaldson
   --------------------------------------------------------------------
                               (Signature)


James Donaldson, Title: Director
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                          (Type Name and Title)
              (On behalf of the Registrant and as [Title].)

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